Exhibit 99.1

Rekor Systems Provides Guidance on Financial Results

and Updates on Operational and Management Realignments

Realignment of Development and Product Distribution Efforts Focuses on Accelerating Cash Flow Performance

COLUMBIA, MD – March 17, 2025 – Rekor Systems, Inc. (NASDAQ: REKR), a global leader in roadway intelligence, today provided insights into its preliminary year-end 2024 results and recent actions to improve financial performance by reducing the level of operating losses while positioning the Company for growth both domestically and internationally.

Based on preliminary and unaudited financial results, full-year 2024 revenue is expected to be above $45.5 million, representing a year-over-year increase above 30% compared to 2023. Fourth-quarter 2024 revenue is projected to be above $12.5 million, reflecting growth above 12% compared to the same period last year.

The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included. This financial information is preliminary and subject to change in connection with the completion of our financial statement audit for the year ended December 31, 2024. In addition, the information contained within is unaudited preliminary financial information. Accordingly, readers of this information should not place undue reliance on this information. Additional information and disclosures would be required for a more complete understanding of our financial condition.

(dollars in thousands)	Three Months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net loss	$(20,428)	$(11,324)	$(61,483)	$(45,685)
Provision for income taxes	45	32	45	32
Interest expense, net	551	1,020	2,645	3,596
Depreciation and amortization	2,418	1,969	9,493	7,894
EBITDA	$(17,414)	$(8,303)	$(49,300)	$(34,163)

Share-based compensation	1,399	1,115	4,829	4,352
Loss (gain) on extinguishment of debt	-	-	4,693	(527)
Impairment of intangible assets	9,987	-	9,987	-
Loss on offering costs - Prepaid Advance	-	-	888	-
Loss on extinguishment of Prepaid Advance	900	-	900	-
Gain on the sale of Global Public Safety	-	-	(1,500)	-
Loss due to the remeasurement of the STS Earnout and Contingent Consideration, net	100	384	100	384
Impairment of SAFE agreement	-	101	-	101
Adjusted EBITDA	$(5,028)	$(6,703)	$(29,403)	$(29,853)

These preliminary results demonstrate the Company's continued progress in efficiently scaling operations while delivering increased value to customers and stockholders.

The Q4 2024 results will reflect the impact of recent cost reduction efforts implemented beginning in November of 2024, including significant voluntary cash reductions in compensation by employees in exchange for equivalent equity awards valued under current market conditions. These cost reductions have focused on ensuring the Company’s ability to provide high-level support for existing customers and maximize current cash flow while minimizing dependence on uncertain capital markets in the anticipated implementation of pending contracts.

In early January 2025, the Company’s Board of Directors established an Executive Committee to review operations, with an objective of strategic realignment of Company resources to focus on a go-to-market strategy to accelerate revenue growth and reduce dependence on outside capital. In this effort, there have been reductions in the workforce as well as realignment of executives in important roles with experience scaling companies globally while providing critical infrastructure products and services. These executives are expected to lead sales and operational resources to concentrate on the Rekor Scout® line of products and services for public and commercial customers, as well as the Rekor Discover® line of products for roadway data collection.

On March 12, 2025, Rekor’s President and CEO, David Desharnais, submitted his resignation, which has been accepted by the Company’s Board of Directors (“the Board”). Interim CEO and Board Chairman Robert A. Berman said, “We thank David for his contributions and wish him the best of success in his future endeavors. The Board has taken steps to begin the search for a new CEO. The Executive Committee will continue to fulfill its role during the transition to ensure the Rekor team can realize global opportunities for our products and services.”

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI-enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world's mobility data – laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the core of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, X (formerly Twitter), Threads, and Facebook.

Use of Non-GAAP Financial Measures

The Company is presenting EBITDA and Adjusted EBITDA because it believes these measures are useful indicators of its operating performance. Management uses these non-GAAP measures principally to measure of the Company’s core operating performance and believes that these measures are useful to investors because they are frequently used by the financial community, investors, and other interested parties to evaluate companies. The Company also believes that these measures are useful to management and investors as a measure of comparative operating performance from period to period.

The Company defines EBITDA as GAAP net loss, adjusted to exclude provision for income taxes, net interest expenses, depreciation and amortization, and Adjusted EBITDA as EBITDA, adjusted to exclude share-based compensation, loss (gain) on extinguishment of debt, impairment of intangible assets, and other non-recurring charges. A reconciliation of GAAP net loss to non-GAAP EBITDA and Adjusted EBITDA is provided in the financial statement table above. The Company’s use of non-GAAP measures has limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for analysis of its results as reported under GAAP. You should consider the non-GAAP measures and other GAAP-based financial performance measures, including various cash flow metrics, net loss, and other GAAP results.

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size and shape of the global market for the Company's products and services. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini
ir@rekor.ai